and

The Prescription Drug and Medicare Modernization Act of 2003

CURRENT MEDICARE LEGISLATION MANDATES THE USE OF

ELECTRONIC PRESCRIBING TO MINIMIZE MEDICAL ERRORS

Overview

According to the Healthcare Leadership Council, a coalition of chief executives from all disciplines within the healthcare system, Medicare as we know it hasn't changed since 1965 and does not adequately meet the needs of today's beneficiaries. While comprehensive reform is necessary, the Council maintains, it is unrealistic to expect the Federal government to finance a comprehensive program under the current structure to create a Medicare program flexible enough to accommodate advancements in healthcare. Medicare must, the Council concludes, embrace innovations in healthcare delivery, benefit design, and cost management techniques to best serve its beneficiaries.

The Prescription Drug and Medicare Modernization Act of 2003, developed in the House and currently before Congress, represents the Federal government's latest effort to create an environment in which Medicare can meet current challenges. Given its leadership position in healthcare connectivity and point-of-care, electronic prescribing, Medix Resources believes that it is extremely well positioned to benefit from this Legislation by being a driving force in the development of a national electronic prescribing program as mandated in this Legislation.

There are even more immediate efforts underway that could add momentum to Medix Resource's initiatives. For example, effective July 1, 2003, the State of Florida is requiring that written prescriptions must be legibly printed or typed so they can be easily understood by the pharmacist filling the prescription. This law and the impact of The Prescription Drug and Medicine Modernization Act of 2003, represents what Medix believes could be the beginning of a groundswell of legislative support that would drive comprehensive adoption and utilization of electronic prescribing by physicians.

The combination of Medix's upcoming national television advertising program, focused on building awareness of the issue of medication errors and the solutions offered by Medix's HealthRamp product suite, and the momentum building in favor of electronic prescribing and related healthcare connectivity solutions, could sharply focus attention on compelling developments in the evolution of healthcare connectivity technology. Medix believes it is poised to capitalize on this burgeoning trend through the potential adoption of its existing proprietary technologies.

The Prescription Drug and Medicare Modernization Act of 2003

As summarized by the Committee on Ways and Means, the two distinct categories of The Prescription Drug and Medicare Modernization Act of 2003 provide for:

Prescription Drug Benefit

•	Outlines availability
•	Describes financial aspects of the benefit
•	Describes benefit to those most in need
•	Outlines beneficiary choice

Medicare Modernization

•	Quality improvements to enhance seniors' health
•	Protections against adverse drug interactions
•	Electronic prescribing to minimize medical errors
•	Pharmacy therapy and chronic care management for beneficiaries with chronic conditions
•	Long overdue modernizations, such as:
- coverage of health maintenance/disease management
- rural relief package
- revitalization of private plans
- addition of regional private enhanced-for-fee service and PPO plans
- enrollment in competitive private plans
- bipartisan regulation relief and contractor reform
- competitive bidding for durable medical equipment
- drug pricing reform.

Of specific interest, the Act describes an electronic prescription program requiring that:

•	prescriptions be written and transmitted electronically, except in emergency cases
•	prescribing healthcare professionals be provided with patient medication/medical information that may be relevant to the appropriate prescription for that patient
•	prescribing healthcare professionals be provided with cost effective alternatives for the use of the drug prescribed, if any, and information on the drugs included in the applicable formulary
•	such information be provided on an interactive, real-time basis

In developing standards for a national electronic prescribing program, the Act mandates that a task force be established to provide recommendations related to:

•	the range of available computerized prescribing software and hardware, and their costs to develop and implement
•	the extent to which such standards and systems reduce medication errors and can be readily implemented by physicians, pharmacies, and hospitals
•	efforts to develop uniform standards and a common software platform for the secure electronic communication of medication history, eligibility, benefit, and prescription information
•	efforts to develop and promote universal connectivity and inter-operability for the secure electronic exchange of such information
•	the cost of implementing such systems in hospitals, physician office settings, and pharmacies; including hardware, software, and training costs

Finally, the Act requires that an electronic prescription program task force will be formed no later than April 1, 2004. Recommendations will be received no later than January 1, 2005, and national standards relating to an electronic prescription drug program be developed no later than January 1, 2006.

The Medix Solution

Given its leadership position in the area of physician connectivity, Medix Resources believes that it is extremely well positioned to participate in the development of a national electronic prescribing program and benefit from this Legislation. Medix is the developer and provider of fully secure Internet-based healthcare communication, data integration, and transaction processing software. Medix products enable communication of high value-added healthcare information among physician offices, hospitals, pharmacies, pharmacy benefit managers (PBMs), laboratories, and Integrated Delivery Networks (IDNs).

HealthRamp, Medix's wholly-owned subsidiary, provides the first comprehensive healthcare connectivity solution to be accessed directly by healthcare professionals via the Internet. Medix's exclusive patient data exchange enables the HealthRamp product suite to seamlessly attach to and interact with the physician's practice management system. The HealthRamp software suite is then usable by healthcare professionals using Internet-capable devices such as a personal computer, PDA running PalmOS, Pocket PC and, in the future, a SmartPhone.

HealthRamp's comprehensive product suite lets physicians:

•	write electronic prescriptions to avoid medication errors due to handwriting illegibility
•	access patient medication/medical history to avoid harmful drug interactions
•	review patient-specific formulary to identify the most cost-effective medication(s)

Additionally, HealthRamp enables physicians to electronically:

•	Access drug reference data
•	Order lab tests/review lab results
•	Capture charges at the point-of-care
•	Queue patient medication refills
•	Manage receivables

David N. Donnell, MD (Dallas, TX) commented, "I have been extremely pleased with the integration of this product into my practice. After trying several e-prescribing systems, this one was the most intuitive and cost-effective." Medix's approach to creating an electronically advanced healthcare environment has already captured the attention of some of the most influential names in the health care industry. Current alliances include RxHub, Medco Health Solutions, Express Scripts, Inc., and WellPoint Pharmacy Management.

Currently, relatively few physicians actively employ online connectivity solutions to complement or replace current workflow processes. The Prescription Drug and Medicare Modernization Act of 2003, in addition to other State and Federal legislative actions, as well as industry mandates to promote quality while controlling costs, have created a need for effective technology solutions designed to unite disparate systems and enable electronic communication. Clearly, the market for robust and practical healthcare solutions is growing rapidly, and should continue to increase sharply as the congruent goals of consumer choice, quality, administrative service, and cost containment accelerate demand for ever more efficient and user-friendly methods of delivering quality healthcare.

This communication contains forward-looking statements involving risks and uncertainties that may cause actual results to differ materially from those indicated due to a number of factors. Our plans and objectives are based on assumptions involving judgments with respect to future political, economic, competitive, and regulatory and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Therefore, there can be no assurance that the forward-looking statements will prove to be accurate. Our documents filed with the SEC identify important factors that may cause the actual results to differ materially from those indicated by the forward-looking statements.